UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 30, 2009 (June 29, 2009)
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 949-0700

n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On June 29, 2009, Cumulus Media Inc. (the “Company”) entered into an amendment to its existing credit agreement, dated June 7, 2006, by and among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto, and amended June 11, 2007. The credit agreement, as amended, is referred to herein as the “Amended Credit Agreement.”
     The Amended Credit Agreement maintains the pre-existing term loan facility of $750 million, which has an outstanding balance of approximately $647.9 million, and reduces the pre-existing revolving credit facility from $100 million to $20 million. Incremental facilities are no longer permitted under the Amended Credit Agreement.
     The Company’s obligations under the Amended Credit Agreement are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property and all of the capital stock of the Company’s direct and indirect subsidiaries, including Broadcast Software International, Inc., which was formerly an excluded subsidiary. The Company’s obligations under the Amended Credit Agreement continue to be guaranteed by all of its subsidiaries.
     The Amended Credit Agreement contains terms and conditions customary for financing arrangements of this nature. The term loan facility will mature on June 11, 2014. The revolving credit facility will mature on June 7, 2012.
     Borrowings under the term loan facility and revolving credit facility will bear interest, at the Company’s option, at a rate equal to LIBOR plus 4.00% or the Alternate Base Rate (defined as the higher of the Bank of America Prime Rate and the Federal Funds rate plus 0.50%) plus 3.00%. Once the Company reduces the term loan facility by $25 million through mandatory prepayments of Excess Cash Flow (as defined in the Amended Credit Agreement), as described below, the Company will bear interest, at the Company’s option, at a rate equal to LIBOR plus 3.75% or the Alternate Base Rate plus 2.75%. Once the Company reduces the term loan facility by $50 million through mandatory prepayments of Excess Cash Flow, as described below, the Company will bear interest, at the Company’s option, at a rate equal to LIBOR plus 3.25% or the Alternate Base Rate plus 2.25%.
     In connection with the closing of the Amendment Credit Agreement, the Company made a voluntary prepayment in the amount of $32.5 million. The Company will also be required to make quarterly mandatory prepayments of 100% of Excess Cash Flow beginning with the fiscal quarter ending September 30, 2009 and continuing through December 31, 2010, before reverting to annual prepayments of a percentage of Excess Cash Flow, depending on the Company’s leverage, beginning in 2011. Certain other mandatory prepayments of the term loan facility will be required upon the occurrence of specified events, including upon the incurrence of certain additional indebtedness and upon the sale of certain assets.

     The representations, covenants and events of default in the Amended Credit Agreement are customary for financing transactions of this nature and are substantially the same as those in existence prior to the amendment, except as follows:
•	the Total Leverage Ratio and Fixed Charge Coverage Ratio covenants for the fiscal quarters ending June 30, 2009 through and including December 31, 2010 (the “Covenant Suspension Period”) have been suspended;

•	during the Covenant Suspension Period, the Company must: (1) maintain minimum trailing twelve month consolidated EBITDA (as defined in the Amended Credit Agreement) of $60 million for fiscal quarters ended June 30, 2009 through March 31, 2010, increasing incrementally to $66 million for fiscal quarter ended December 31, 2010, subject to certain adjustments; and (2) maintain minimum cash on hand (defined as unencumbered consolidated cash and cash equivalents) of at least $7.5 million;

•	the Company is restricted from incurring additional intercompany debt or making any intercompany investments other than to the parties to the Amended Credit Agreement;

•	the Company may not incur additional indebtedness or liens, or make permitted acquisitions or restricted payments, during the Covenant Suspension Period. (after the Covenant Suspension Period, the Amended Credit Agreement will permit indebtedness, liens, permitted acquisitions and restricted payments, subject to certain leverage ratio and liquidity measurements); and

•	the Company must provide monthly unaudited financial statements to the lenders within 30 days after each calendar-month end.
     Events of default in the Amended Credit Agreement include, among others, (a) the failure to pay when due the obligations owing under the credit facilities; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) cross default and cross acceleration; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use of or more of, any of the Company’s material FCC licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in the Amended Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Amended Credit Agreement and the ancillary loan documents as a secured party.
     A copy of the Amendment No. 3 to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The lenders consenting to the Amended Credit Agreement (the “Consenting Lenders”) also received warrants (the “Warrants”), exercisable within ten years, to acquire an aggregate of up to 1.25 million shares of the Company’s Class A common stock. The Warrants were issued in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to Section 4(2) thereof, and have not been registered under the Securities Act or any state securities laws. Therefore, the Warrants (and the common stock underlying the Warrants) may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
     In connection with the issuance of the Warrants, on June 29, 2009, the Company entered into a Warrant Agreement, with Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, John W. Dickey, our Executive Vice President and Co-Chief Operating Officer, Lewis W. Dickey, Sr., Michael W. Dickey, David W. Dickey, the Lewis W. Dickey Revocable Trust, DBBC, LLC (collectively, the “Dickey Family”), and the Consenting Lenders thereto (the “Warrant Agreement”). Pursuant to the Warrant Agreement, each Warrant is immediately exercisable to purchase all or part of the number of shares of the Company’s Class A Common Stock underlying such Warrant, at an exercise price of $1.17 per share. The Warrants will expire on June 29, 2019. The Warrants will have appropriate adjustments for stock splits, stock dividends and other recapitalization events.
     Pursuant to the Warrant Agreement, holders of the Warrants are also entitled to (i) cashless exercise of the Warrants; (ii) certain “tag-along” rights to participate pro-rata in any sale, transfer or disposition to the Company or a third party (other than permitted transferees) of 50% or more of the Class A common stock owned by the Dickey Family as of the date of the Warrant Agreement; and (iii) certain registration rights if Rule 144 of the Securities Act (or such other available rule or regulation) is not fully available to allow the Class A common stock underlying the Warrants to be sold to the public without registration.
     Copies of the Form of Warrant Certificate and Warrant Agreement are attached hereto as Exhibits 4.1 and 10.2 and are incorporated herein by reference.
     The Company has various relationships with Bank of America, N.A., the administrative agent under the Amended Credit Agreement, and its affiliates. Two affiliates of Bank of America, N.A. together beneficially own 100%, of the Company’s nonvoting Class B Common Stock, which are convertible on a one-for-one basis into shares of the Company’s Class A Common Stock. Assuming conversion of those shares, together with existing holdings of the Company’s Class A Common Stock, those two affiliates would beneficially own approximately 16% of the total voting power of the Company’s common stock. One such affiliate, BA Capital Company, L.P., has the right to designate one member of the Company’s board of directors, and Robert H. Sheridan, III currently serves as BA Capital’s designee. Finally, as previously disclosed, the Company is a party to an interest rate swap agreement with Bank of America, N.A.
     In addition, some of the other lenders under the Amended Credit Agreement, or their affiliates, have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. These lenders or their affiliates receive, and expect to receive, customary fees and expenses for these services.
Section 2 — Financial Information

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Section 3 — Securities and Trading Markets
Item 3.02 — Unregistered Sales of Equity Securities.
     The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
4.1	Form of Warrant Certificate

10.1	Amendment No. 3 to Credit Agreement, dated as of June 29, 2009, by and among, the Company, Bank of America, N.A., as administrative agent, the Lenders party thereto, and the Subsidiary Loan Parties thereto

10.2	Warrant Agreement, dated as of June 29, 2009, by and among, the Company, Lewis W. Dickey, Jr., Lewis W. Dickey, Sr., John W. Dickey, Michael W. Dickey, David W. Dickey, Lewis W. Dickey, Sr. Revocable Trust, DBBC, LLC and the Consenting Lenders party thereto

99.1	Press release, dated as of June 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant Certificate

10.1	Amendment No. 3 to Credit Agreement, dated as of June 29, 2009, by and among, the Company, Bank of America, N.A., as administrative agent, the Lenders party thereto, and the Subsidiary Loan Parties thereto

10.2	Warrant Agreement, dated as of June 29, 2009, by and among, the Company, Lewis W. Dickey, Jr., Lewis W. Dickey, Sr., John W. Dickey, Michael W. Dickey, David W. Dickey, Lewis W. Dickey, Sr. Revocable Trust, DBBC, LLC and the Consenting Lenders party thereto

99.1	Press release, dated as of June 29, 2009